UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021 (October 10, 2021)

Adamas Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36399	42-1560076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Powell Street, Suite 1000 Emeryville , California		94608
(Address of Principal Executive Offices)		(Zip Code)

(510) 450-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADMS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2021, Adamas Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Supernus Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Supernus Reef, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Purchaser to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares” and each, a “Share”), at an offer price of (i) $8.10 per Share, in cash, less any applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) two contingent value rights per Share (each, a “CVR”), which represents the right to receive $0.50 per CVR, which CVRs are governed by the terms of the CVR Agreement (as defined herein), in cash, less any applicable withholding taxes and without interest (the Cash Amount plus two CVRs, collectively, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”). Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger” and, together with the Offer, the “Transactions”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. At the effective time of the Merger, each Share that was not tendered in the Offer, other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement), will be converted into the right to receive the Offer Price, less any applicable withholding taxes and without interest (the “Merger Consideration”).

At or prior to the time at which Purchaser accepts the Shares tendered in the Offer for purchase, Parent and a rights agent mutually agreeable to Parent and the Company shall enter into a contingent value right agreement (the “CVR Agreement”) to allow for the payment of the milestones pursuant to each CVR. One CVR issued in respect of a Share shall become payable upon the first occurrence of achievement of aggregate worldwide Net Sales of the Product (each as defined in the CVR Agreement) in excess of $150,000,000 during any consecutive 12-month period ending on or before December 31, 2024. The second CVR issued in respect of each Share shall become payable upon the first occurrence of aggregate worldwide Net Sales of the Product in excess of $225,000,000 during any consecutive 12-month period ending on or before December 31, 2025. Each milestone with respect to a CVR may only be achieved one time. The maximum amount payable with respect to the CVRs issued in respect to each Share is $1.00.

The Offer will initially remain open for 20 business days following commencement of the Offer. If, at the scheduled expiration time of the Offer, any of the conditions to the Offer have not been satisfied (unless such condition is waivable by Parent or Purchaser and has been waived), Purchaser may extend the Offer for subsequent periods of up to 10 business days each. Additionally, Purchaser must extend the Offer (i) for any period required by applicable law (including any applicable interpretations or positions of the U.S. Securities and Exchange Commission (the “SEC”), the SEC staff and the Nasdaq Global Market), (ii) for periods of up to 10 business days each until the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) at the request of the Company, for two periods of 10 business days each, if all the other conditions to the Offer have been satisfied or waived, in order to permit the satisfaction of the Minimum Condition (as defined herein).

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of customary conditions, including (i) there being validly tendered and not properly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Purchaser and its affiliates, represent one more Share than 50% of the total number of the then-issued and outstanding Shares at the expiration of the Offer (the “Minimum Condition”), (ii) the accuracy of the Company’s representations and warranties (subject to customary materiality and “material adverse effect” thresholds), (iii) the Company’s compliance or performance in all material respects of the obligations, covenants and agreements it is required to comply with or perform at or prior to the expiration of the Offer, (iv) the absence, since the date of the Merger Agreement, of a Material Adverse Effect (as defined in the Merger Agreement) that is continuing as of the time the Purchaser accepts Shares for purchase pursuant to the Offer, (v) the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the HSR Act, (vi) the absence of any law or order prohibiting the consummation of the Offer or the Merger, and (vii) the Merger Agreement not having been terminated in accordance with its terms. If the conditions to the Offer are satisfied or waived (other than conditions that by their nature are to be satisfied or waived at the expiration of the Offer), then Purchaser must (i) irrevocably accept for payment all of the Shares tendered pursuant to the Offer and (ii) pay the Offer Price in respect of each such Share.

The Merger Agreement includes certain representations, warranties and covenants of the Company, Parent and Purchaser, including certain restrictions with respect to the Company’s business between the date of the Merger Agreement and the consummation of the Merger. Parent and the Company also agreed to use their respective reasonable best efforts to take all actions, to file all documents and to do all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as soon as reasonably practicable. However, Parent is not required to make divestitures, commit to any licenses or hold separate requirements or litigate or defend the Transactions in connection with any applicable antitrust laws. Parent and Purchaser may not take any action would reasonably be expected to prevent or materially delay consummation of the Offer and the Merger, including enter into any competing transactions that would potentially delay the Transactions.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative transaction proposals from third parties and engage in discussions or negotiations with third parties regarding transaction proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a bona fide written alternative acquisition proposal that the board of directors of the Company (the “Board”) has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to result in a Superior Offer (as defined in the Merger Agreement) and that failure to take such action would reasonably be expected to constitute a breach of the Board’s fiduciary duties under applicable legal requirements. Pursuant to the Merger Agreement, the Company has agreed that the Board will (x) recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer (the “Board Recommendation”) and (y) include the Board Recommendation in the Company’s Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) when filed with the SEC and when disseminated to the Company’s stockholders. The Board will also not (i) withdraw (or modify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw (or modify in a manner adverse to Parent or Purchaser), the Board Recommendation, (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal or (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any contract with respect to any acquisition proposal, requiring, or which would reasonably expect to cause the Company to abandon, terminate or fail to consummate the Transactions (other than a customary confidentiality agreement). Notwithstanding these restrictions, the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to change the Board Recommendation in certain instances, subject to matching rights in favor of Parent.

The Merger Agreement contains certain termination rights for both the Company and Parent, including, (i) if the consummation of the Transactions has not occurred on or before February 10, 2022 (the “End Date”), (ii) if consummation of the Offer or the Merger is legally prohibited or permanently enjoined, (iii) if the Offer has been withdrawn or terminated in accordance with the terms of the Merger Agreement without the acceptance for payment of Shares pursuant to the Offer, provided that the terminating party’s material breach of any provision of the Merger Agreement is not the cause of the events specified in the foregoing clauses (i) through (iii) occurring. The Merger Agreement may also be terminated by Parent if (i) the Board has failed to include the Board Recommendation in the Schedule 14D-9 when mailed or has effected a Company Adverse Change Recommendation (as defined in the Merger Agreement), (ii) the Company has entered into an agreement with respect to a Superior Offer, (iii) the Board fails to publicly reaffirm the Board Recommendation upon request by Parent (subject to certain limitations), (iv) in the case of a tender offer or exchange offer, the Board fails to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 the rejection by its stockholders of such tender offer or exchange offer, or (v) the Company has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 days following written notice, if such breach would cause certain of the conditions to closing to not be able to be satisfied. The Merger Agreement may also be terminated by the Company (i) subject to the terms and conditions set forth in the Merger Agreement, to accept a Superior Offer, (ii) if Parent or Purchaser has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 days following written notice, if such breach would reasonably be expected to prevent Parent or Purchaser from consummating the transactions, or (iii) in the event that Purchaser fails to commence the Offer within the specified period set forth in the Merger Agreement or fails to purchase all Shares validly tendered (and not validly withdrawn) when required to do so under the Merger Agreement. Upon termination of the Merger Agreement (i) by the Company to accept a Superior Offer or (ii) by Parent following a Company Adverse Change Recommendation, the Company will be required to pay Parent a termination fee of $16,000,000 (the “Termination Fee”). Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent the Termination Fee if the Merger Agreement is terminated and, within 12 months following such termination, the Company recommends or enters into certain alternative acquisition arrangements and such acquisition is subsequently consummated.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Transactions. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01 Other Events.

On October 11, 2021, the Company and Parent issued a joint press release announcing the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of Adamas Pharmaceuticals, Inc. (“Adamas”) has not been commenced. This filing does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Adamas securities. At the time the tender offer is commenced, Supernus Pharmaceuticals, Inc. (“Parent”) and Supernus Reef, Inc., a direct wholly owned subsidiary of Parent (“Purchaser”), will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase) with the SEC and thereafter, Adamas will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case, with respect to the tender offer. The solicitation and offer by Parent to purchase shares of Adamas common stock will only be made pursuant to such Offer to Purchase and related materials. Once filed, investors and security holders are urged to read these materials (including the Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they will contain important information that Adamas investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and Adamas investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Parent, Purchaser and Adamas with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Parent and Purchaser file with the SEC will be made available to all investors and security holders of Adamas free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Adamas under the “Investors & Media” section of Adamas’ website at https://www.adamaspharma.com/.

Forward Looking Statements

This filing contains forward-looking statements. These forward-looking statements are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as “believes,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “potential,” “seek,” “expect,” “goal” or the negative or plural of these words or similar expressions. Such forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict.

As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of the Company by Parent may not be completed; the possibility that competing offers or acquisition proposals for Company will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Company common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Parent’s or the Company’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied or waived; the possibility that the Company’s expectations as to the extent to which the Company will be able to continue to commercialize GOCOVRI (amantadine) extended release capsules, OSMOLEX (amantadine) extended release tablets, and any of the Company’s other products and product candidates may not be realized as anticipated; the possibility that the anticipated scope, rate of progress and cost of the Company’s preclinical studies and clinical trials and other research and development that the Company may pursue may not materialize; the possibility that the Company’s estimates of its expenses, ongoing losses, future revenue, capital requirements and its needs for or ability to obtain additional financing may not be accurate; the possibility that the Company’s expectations may not be met as to the sufficiency of its capital resources; the possibility that the Company’s expectations may not be met as to its ability to obtain and maintain intellectual property protection for its products and any of its product candidates; the possibility that the Company’s expectations may not be met as to the legal proceedings to which the Company is party and related stays and terms of settlements; the possibility that the Company’s anticipated receipt and timing of royalties from its collaborators may not be realized as anticipated; the possibility that the Company’s expectations may not be met as to the revenues from its collaborations; the possibility that the Company’s expectations may not met be as to the Company’s ability to retain and recruit key personnel and third-party distributors; the possibility that the Company’s expectations may not be met as to its anticipated financial performance; the possibility that the Company’s expectations may not be met as to its anticipated developments and projections relating to its competitors or the industry in which the Company operates; the possibility that unforeseen safety issues could emerge for GOCOVRI that could require the Company to change the prescribing information, limit use of the product and/or result in litigation; the possibility that other manufacturers could obtain approval for generic versions of GOCOVRI or of products with which the Company competes; the possibility that the third-party organizations that manufacture, supply and distribute GOCOVRI may fail to perform adequately or fulfill the Company’s needs; the possibility that changes in healthcare law and implementing regulations may occur and may negatively impact the Company’s ability to generate revenues or could limit or prevent the Company’s products’ or product candidates’ commercial success; the possibility that regulatory filings or approvals for products or product candidates that the Company or its partners develop are not made or granted as currently anticipated; the possibility that the Company is not able to negotiate adequate pricing, coverage and adequate reimbursement for its products and product candidates with third parties and government authorities; the possibility of political, social and economic instability, natural disasters or public health epidemics in countries where Adamas or its collaborators conduct activities related to the Company’s business; and a variety of other risks set forth from time to time in Parent’s or the Company’s filings with the SEC, including but not limited to the risks discussed in Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other filings with the SEC and the risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Parent’s and the Company’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Supernus and the Company disclaim any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of October 10, 2021, by and among Supernus, Supernus Reef, Inc. and Adamas Pharmaceuticals, Inc.
99.1	Joint Press Release, dated October 11, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2021

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ Christopher B. Prentiss
Christopher B. Prentiss
Chief Financial Officer

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